SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2002

AMERICAN COMMUNITY PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-14369 (Commission File Number)	52-2058165 (I.R.S. Employer Identification No.)

222 Smallwood Village Center
St. Charles, Maryland 20602
(Address of principal executive offices)(Zip Code)

(301) 843-8600
(Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.
  Previous Independent Accountants
    On May 15, 2002, the registrant dismissed Arthur Andersen LLP, of Vienna, Virginia as its independent accountants.
    In connection with its audits for the two most recent fiscal years ended December 31, 2000 and December 31, 2001, and through the date of this report, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report on the financial statements for such years.
    The reports of Arthur Andersen LLP on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
    During the two most recent fiscal years and through March 31, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).
    The registrant has provided Arthur Andersen LLP with a copy of this disclosure and has requested that Arthur Andersen LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. (A copy of Arthur Andersen LLP's letter to the SEC, dated May 15, 2002, is filed as Exhibit 16 to the Form 8-K).

(II) New Independent Accountants

(a) Upon the recommendation of the registrant's Audit Committee, the registrant's Board of Trustees approved the decision to change independent accountants. Effective May 15, 2002, Ernst & Young LLP was approved by the registrant's Board of Trustees as the new independent accountants. Management has not consulted with Ernst & Young LLP on any accounting, auditing, or reporting matter.

Item 5. Other Events.

Not applicable.

Item 6. Resignations of Registrant's Directors.

Not applicable.

Item 7. Financial Statements and Exhibits.
Exhibits.
16.	Arthur Andersen LLP letter to the SEC dated May 15, 2002
99.	News Release dated May 15, 2002

Item 8. Change in Fiscal Year.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY PROPERTIES TRUST
(Registrant)

Dated: May 15, 2002	By: /s/ J. Michael Wilson
J. Michael Wilson Chairman and Chief Executive Officer

Dated: May 15, 2002	By: /s/ Cynthia L. Hedrick
Cynthia L. Hedrick Vice President and Controller